Exhibit 5.1



                                May 11, 2005


Headwaters Incorporated
10653 South River Front Parkway, Suite 300
South Jordan, Utah 84095

         Re: Post-Effective Amendment to Registration Statement on Form S-8 of Headwaters Incorporated

Ladies and Gentlemen:

I have acted as counsel to Headwaters Incorporated, a Delaware corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of the Company, SEC File No. 333-103527 filed on May 11, 2005, to which this opinion is attached as Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 650,000 shares (the "Shares") of common stock of the Company, par value $.001 per share (the "Common Stock"), consisting of shares of Common Stock issuable in accordance with the Headwaters Incorporated 2002 Stock Incentive Plan ("2002 Plan").

This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act").

In that capacity, I have reviewed the Registration Statement and other documents, corporate records, certificates, and other instruments for purposes of this opinion.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, I have, to the extent I deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others. This opinion only relates to the Shares included in the Registration Statement.

My opinions expressed herein are limited to the corporate law of the State of Delaware, and I do not express any opinion herein concerning any other law.

Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Shares registered on the Registration Statement to be issued and sold in accordance with the 2002 Plan, have been duly authorized and, when paid for in the manner provided in the 2002 Plan and various agreements and instruments governing the awards under the 2002 Plan, will be legally issued, fully paid and non-assessable.

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In rendering this opinion, I have assumed that

         i) the certificates representing the Shares will conform to the form of specimen examined by me and such certificates will be duly executed and delivered by the Company; and

         ii) the consideration for Shares as provided in the applicable resolutions of the Board of Directors of the Company, including the consideration to be paid in connection with the awards, will have been actually received by the Company as provided therein.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                                      Very truly yours,

                                                     /s/ Harlan M. Hatfield
                                                     -------------------------
                                                     Harlan M. Hatfield